                                                                    EXHIBIT 4.2
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                             VENTURE HOLDINGS TRUST
                     12% SENIOR SUBORDINATED NOTES DUE 2009

                            ------------------------

                                    INDENTURE

                            DATED AS OF MAY 27, 1999

                            ------------------------

                          THE HUNTINGTON NATIONAL BANK
                                     TRUSTEE

                            ------------------------








________________________________________________________________________________

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
   ACT SECTION                                INDENTURE SECTION
---------------                               -----------------
310(a)(1)                                     7.10
(a)(2)                                        7.10
(a)(3)                                        N.A.
(a)(4)                                        N.A.
(a)(5)                                        7.10
(b)                                           7.10
(c)                                           N.A.
311(a)                                        7.11
(b)                                           7.11
(c)                                           N.A.
312(a)                                        2.05
(b)                                           11.03
(c)                                           11.03
313(a)                                        7.06
(b)(1)                                        N.A.
(b)(2)                                        7.07
(c)                                           7.06;11.02
(d)                                           7.06
314(a)                                        4.03;11.02
(b)                                           N.A.
(c)(1)                                        11.04
(c)(2)                                        11.04
(c)(3)                                        N.A.
(d)                                           N.A.
(e)                                           11.05
(f)                                           N.A.
315(a)                                        7.01
(b)                                           7.05,11.02
(c)                                           7.01
(d)                                           7.01
(e)                                           6.11
316(a)(last sentence)                         2.09
(a)(1)(A)                                     6.05
(a)(1)(B)                                     6.04
(a)(2)                                        N.A.
(b)                                           6.07
(c)                                           2.12
317(a)(1)                                     6.08
(a)(2)                                        6.09
(b)                                           2.04
318(a)                                        11.01
(b)                                           N.A.
(c)                                           11.01

N.A. means not applicable.
*  This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                        Page
ARTICLE 1. DEFINITIONS AND INCORPORATION  BY REFERENCE.................................   1

     SECTION 1.01. DEFINITIONS.........................................................   1
     SECTION 1.02. OTHER DEFINITIONS...................................................  27
     SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...................  28
     SECTION 1.04. RULES OF CONSTRUCTION...............................................  29

ARTICLE 2. THE NOTES...................................................................  29

     SECTION 2.01. FORM AND DATING.....................................................  29
     SECTION 2.02. EXECUTION AND AUTHENTICATION........................................  30
     SECTION 2.03. REGISTRAR AND PAYING AGENT..........................................  30
     SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.................................  31
     SECTION 2.05. HOLDER LISTS........................................................  31
     SECTION 2.06. TRANSFER AND EXCHANGE...............................................  31
     SECTION 2.07. REPLACEMENT NOTES...................................................  44
     SECTION 2.08. OUTSTANDING NOTES...................................................  44
     SECTION 2.09. TREASURY NOTES......................................................  44
     SECTION 2.10. TEMPORARY NOTES.....................................................  45
     SECTION 2.11. CANCELLATION........................................................  45
     SECTION 2.12. DEFAULTED INTEREST..................................................  45

ARTICLE 3. REDEMPTION AND PREPAYMENT AND SATISFACTION AND DISCHARGE....................  45

     SECTION 3.01. NOTICES TO TRUSTEE..................................................  45
     SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED...................................  46
     SECTION 3.03. NOTICE OF REDEMPTION................................................  46
     SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION......................................  47
     SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.........................................  47
     SECTION 3.06. NOTES REDEEMED IN PART..............................................  47
     SECTION 3.07. OPTIONAL REDEMPTION.................................................  48
     SECTION 3.08. MANDATORY REDEMPTION................................................  48
     SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.................  48
     SECTION 3.10 SATISFACTION AND DISCHARGE...........................................  50

ARTICLE 4. COVENANTS...................................................................  51

     SECTION 4.01. PAYMENT OF NOTES....................................................  51
     SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.....................................  51
     SECTION 4.03. REPORTS.............................................................  52
     SECTION 4.04. COMPLIANCE CERTIFICATE..............................................  53
     SECTION 4.05. TAXES...............................................................  53
     SECTION 4.06. STAY, EXTENSION AND USURY LAWS......................................  53
     SECTION 4.07. RESTRICTED PAYMENTS.................................................  54
     SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES......  59
     SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK..........  60
     SECTION 4.10. LIMITATION ON FOREIGN INDEBTEDNESS..................................  64
     SECTION 4.11. ASSET SALES.........................................................  65
     SECTION 4.12. TRANSACTIONS WITH AFFILIATES........................................  67
     SECTION 4.13. LIENS...............................................................  68
     SECTION 4.14. BUSINESS ACTIVITIES.................................................  69
     SECTION 4.15. CORPORATE EXISTENCE.................................................  69
     SECTION 4.16. CHANGE OF CONTROL...................................................  69
     SECTION 4.17. ANTI-LAYERING.......................................................  70

                                                                                        Page
     SECTION 4.18. ADDITIONAL GUARANTORS...............................................  71
     SECTION 4.19. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.............  71
     SECTION 4.20. LIMITATION ON AMENDMENTS TO AGREEMENTS..............................  71
     SECTION 4.21. PAYMENTS FOR CONSENT................................................  72
     SECTION 4.22. CORPORATE OPPORTUNITIES.............................................  72

ARTICLE 5. SUCCESSORS..................................................................  73

     SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS............................  73
     SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED...................................  75

ARTICLE 6. DEFAULTS AND REMEDIES.......................................................  76

     SECTION 6.01. EVENTS OF DEFAULT...................................................  76
     SECTION 6.02. ACCELERATION........................................................  78
     SECTION 6.03. OTHER REMEDIES......................................................  78
     SECTION 6.04. WAIVER OF PAST DEFAULTS.............................................  79
     SECTION 6.05. CONTROL BY MAJORITY.................................................  79
     SECTION 6.06. LIMITATION ON SUITS.................................................  79
     SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.......................  80
     SECTION 6.07. COLLECTION SUIT BY TRUSTEE..........................................  80
     SECTION 6.08. TRUSTEE MAY FILE PROOFS OF CLAIM....................................  80
     SECTION 6.09. PRIORITIES..........................................................  81
     SECTION 6.10. UNDERTAKING FOR COSTS...............................................  81

ARTICLE 7  TRUSTEE.....................................................................  81

     SECTION 7.01. DUTIES OF TRUSTEE...................................................  81
     SECTION 7.02. RIGHTS OF TRUSTEE...................................................  82
     SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE........................................  83
     SECTION 7.04. TRUSTEE'S DISCLAIMER................................................  83
     SECTION 7.05. NOTICE OF DEFAULTS..................................................  83
     SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES..........................  83
     SECTION 7.07. COMPENSATION AND INDEMNITY..........................................  84
     SECTION 7.08. REPLACEMENT OF TRUSTEE..............................................  85
     SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC....................................  86
     SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.......................................  86
     SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST TRUST.....................  86

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE....................................  86

     SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE............  86
     SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE......................................  86
     SECTION 8.03. COVENANT DEFEASANCE.................................................  87
     SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..........................  87
     SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                   OTHER MISCELLANEOUS PROVISIONS......................................  88
     SECTION 8.06. REPAYMENT TO TRUST..................................................  89
     SECTION 8.07. REINSTATEMENT.......................................................  89

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER............................................  90

     SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.................................  90
     SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES....................................  91
     SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.................................  92
     SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS...................................  92
     SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES....................................  93
     SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.....................................  93

ARTICLE 10. SUBORDINATION..............................................................  93

                                                                                        Page
     SECTION 10.01. AGREEMENT TO SUBORDINATE...........................................  93
     SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY...............................  93
     SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT..................................  94
     SECTION 10.04. ACCELERATION OF SECURITIES.........................................  95
     SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER................................  95
     SECTION 10.06. NOTICE BY TRUST....................................................  95
     SECTION 10.07. SUBROGATION........................................................  95
     SECTION 10.08. RELATIVE RIGHTS....................................................  95
     SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY TRUST.........................  96
     SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE...........................  96
     SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.................................  96
     SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION..............................  97
     SECTION 10.13. AMENDMENTS.........................................................  97

ARTICLE 11. SUBSIDIARY GUARANTEES......................................................  97

     SECTION 11.01. GUARANTEE..........................................................  97
     SECTION 11.02. SUBORDINATION OF SUBSIDIARY GUARANTEE..............................  98
     SECTION 11.03. LIMITATION ON GUARANTOR LIABILITY..................................  98
     SECTION 11.04. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE AND SUPPLEMENTAL
                    INDENTURE..........................................................  99

ARTICLE 12. MISCELLANEOUS..............................................................  99

     SECTION 12.01. TRUST INDENTURE ACT CONTROLS.......................................  99
     SECTION 12.02. NOTICES............................................................  99
     SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES...... 101
     SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT................. 101
     SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...................... 101
     SECTION 12.06. RULES BY TRUSTEE AND AGENTS........................................ 101
     SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
                    STOCKHOLDERS....................................................... 102
     SECTION 12.08. GOVERNING LAW...................................................... 102
     SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS...................... 102
     SECTION 12.10. SUCCESSORS......................................................... 102
     SECTION 12.11. SEVERABILITY....................................................... 102
     SECTION 12.12. COUNTERPART ORIGINALS.............................................. 102
     SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC................................... 102




EXHIBITS
EXHIBIT A      FORM OF NOTE
EXHIBIT B      FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C      FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D      FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
               INVESTOR
EXHIBIT E      FORM OF NOTE GUARANTEE
EXHIBIT F      FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
               GUARANTORS
EXHIBIT G      SPECIAL OPINION OF TAX COUNSEL

     INDENTURE dated as of May 27, 1999 between the Venture Holdings Trust (the "Trust"), and The Huntington National Bank, as trustee (the "Trustee").

     The Trust and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12% Senior Subordinated Notes due 2009 (the "Notes"):

                                   ARTICLE 1.

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

     "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "1997 Senior Notes" means the 9 1/2% Senior Notes due 2005 issued under that certain Indenture dated as of July 1, 1997 among the Trust and certain of the Guarantors and The Huntington National Bank, as Trustee, as the same may be amended from time-to-time.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person becomes or merges with or into the Trust or a Subsidiary of the Trust shall not be Acquired Debt; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided, however, that any such Indebtedness that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such asset is acquired shall not be Acquired Debt.

     "Acquisition" means the purchase of other acquisition of any Person or substantially all the assets of any Person or line of business of such Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Additional Notes" means up to $50 million aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. No Person in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Trust or any of its Subsidiaries solely by reason of such Investment.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with either past practices or accepted business practices in the industry; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Trust and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of Sections 4.16 and 5.01 hereof and not by the provisions of Section 4.11 hereof; and

          (2) the issuance of Equity Interests in any of the Trust's Restricted Subsidiaries or the sale of Equity Interests in any of their Restricted Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (2) a transfer of assets between or among the Trust and its Restricted Subsidiaries;

          (3) an issuance or transfer of Equity Interests by a Restricted Subsidiary to the Trust or to another Restricted Subsidiary;

          (4) the sale, lease, conveyance or other disposition of equipment, inventory, accounts receivable or other assets (including, without limitation, the sale, lease, conveyance or other disposition of damaged, worn-out or other obsolete property if such property is no longer necessary for the proper conduct of the business of the Trust or such Restricted Subsidiary) in the ordinary course of business;

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) a Restricted Payment or Permitted Investment that is permitted by
     Section 4.07 hereof.

          (7) sales of Receivables to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 80% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (7), notes received in exchange for the transfer of Receivables will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Trust or any of the Guarantors entered into as part of a Qualified Receivables Transaction; and

          (8) transfers of Receivables (or a fractional undivided interest therein) by a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Beneficiary" means (i) any beneficiary of the Trust while it is a trust or
(ii) any holders of the Equity Interests of a successor entity to the Trust; provided that for any tax calculation or tax distribution herein, a Beneficiary shall be any Person ultimately liable for the payment of taxes with respect to the Trust's income.

     "Board of Directors" means:

          (1) either the board of directors, general partners or managers of the Trust's Subsidiaries, or any duly authorized committee thereof; or

          (2) in the case of the Trust, the Special Advisor of the Trust; provided that (a) in the event the Special Advisor's rights, duties and powers are assumed by the Successor Special Advisor Group, "Board of Directors" means the Successor Special Advisor Group of the Trust and (b) in the case of a successor entity to Venture Holdings Trust, "Board of Directors" means the board of directors, general partners or managers of the successor entity.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation (other than non-voting non-convertible Indebtedness) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including, without limitation, the beneficial interests of a trust.

     "Cash Equivalents" means:

          (1) cash;

          (2) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (3) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250 million;

          (4) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (3) above;

          (6) any money market deposit accounts including those of the Trustee issued or offered by a domestic commercial bank having capital and surplus in excess of $250 million;

          (7) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (1), (2), (3) and (4) above and in the case of (1), (2) and (3) maturing within one year after the date of acquisition.

     "Cedel" means Cedel Bank, SA.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Trust and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Trust;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Capital Stock of the Trust or the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, measured by voting power rather than number of shares, but only if the Principals and their Related Parties are the Beneficial Owners, directly or indirectly, of less than a majority of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the Trust or the transferee(s) or surviving entity or entities, measured by voting power rather than number of shares; or

          (4) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Trust (together with any new directors whose election by such Board or whose nomination for election by the equity holders of the Trust, (A) with respect to Venture Holdings Trust was made pursuant to the terms of the Venture Trust Instrument, and (B) with respect to Venture Holdings Corporation or another successor to the Trust, or their respective successors, after the occurrence of a Trust Contribution, (x) was approved by the Beneficiary(ies) of Venture Holdings Trust on or before the date of the Trust Contribution, or (y) was approved by a majority of the directors of the Trust whose appointment, election or nomination to the Board of Directors was approved in accordance with the preceding clause (x) or by this clause (y)) cease for any reason to constitute a majority of the Board of Directors of the Trust then in office.

          Notwithstanding anything in this definition to the contrary, a "Change of Control" shall not be deemed to have occurred solely as a result of a transaction pursuant to which the Trust is reorganized or reconstituted as a corporation or a Trust Contribution occurs in accordance with Section
     5.01 hereof and no event which is otherwise a "Change of Control" shall have occurred.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1) Michigan single business tax expense, to the extent deducted in determining Consolidated Net Income; plus

          (2) Trust Tax Distributions; plus

          (3) provision for taxes based on income or profits of such Person and their Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (4) consolidated interest expense of such Person and their Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (5) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period (calculated in accordance with GAAP)) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period (calculated in accordance with GAAP)) of such Person and their Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income.

          Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Trust (collectively, the "Add-Backs") shall be added (without duplication) to Consolidated Net Income to compute Consolidated Cash Flow only (1) in the same proportion as the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of the Trust and (2) only to the extent that such proportional amount of such Add-Backs would be permitted at the date of determination to be dividended, distributed or otherwise paid, directly or indirectly to the Trust by such Restricted Subsidiary without prior approval (that has not been obtained) and not in violation of the terms of its charter or any other agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders and such dividend, distribution or other payment is not subject to the right of any Person to the right of repayment, avoidance, set off or similar right; provided that, if such dividend, distribution or other payment does not meet such requirements at such date, such Add-Backs shall be added to Consolidated Net Income to compute Consolidated Cash Flow but only if such dividend, distribution or other payment was actually made during the applicable period without the required prior approval of any Person or governmental authority and was not made in violation of such Restricted

     Subsidiary's charter or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders and such dividend, distribution or other payment is not subject to the right of any Person to the right of repayment, avoidance, set-off or similar right.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and their Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided, that if such declaration or payment is not permitted at such date, such Net Income shall nevertheless be included if such declaration and payment were made during the applicable period without the prior required approval of any Person or governmental authority and were not made in violation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental resolution applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) Trust Tax Distributions to the extent not already deducted shall be excluded; and

          (5) the cumulative effect of a change in accounting principles shall be excluded.

          In addition, solely for purposes of the covenant described under
     Section 4.07 hereof, Consolidated Net Income shall include, without duplication of amounts included above, (A) the amount of dividends or other distributions paid in cash to the specified Person or a Restricted Subsidiary thereof by an Unrestricted Subsidiary but only to the extent of the Consolidated Net Income of such Unrestricted Subsidiary for the period beginning on the first day of the fiscal quarter commencing immediately after such Unrestricted Subsidiary became an Unrestricted Subsidiary and ending on the last day of the fiscal quarter for which financial statements are available immediately preceding the date of such dividend or other distribution and (B) Net Income of a Restricted Subsidiary earned by such Restricted Subsidiary during the period beginning on the first day of the first fiscal quarter commencing after the Issue Date and ending on the last day of the Trust's fiscal quarter for which financial statements are available immediately preceding the date of determination to the extent that (x) such Net Income was previously excluded from Consolidated Net Income by reason of clause (2) of this definition and (y) as of such date of determination, such Restricted Subsidiary may declare and pay dividends or similar distributions without any prior governmental approval (that has not been obtained) and not in violation of its charter or any other agreement, covenant, instrument, decree, order, statute, rule or governmental regulating applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

          (1) the consolidated equity of the holders of Capital Stock or the trust principal of such Person and its consolidated Restricted Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Trust.

     "Credit Agreement" means that certain Credit Agreement, dated as of May 27, 1999, by and among the Trust, the lenders referred to therein and The First National Bank of Chicago, as agent, providing for up to $575 million of borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith from time to time, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including, without limitation, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder in a manner not in violation of the Indenture) or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or other issues of debt securities, in each case with, or issued to, banks or other institutional lenders (including QIBs or "accredited investors," as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other evidences of indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.


     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Designated Senior Debt" means:

          (1) any Senior Debt outstanding under the Credit Agreement and the 1997 Senior Notes; and

          (2) after payment in full of all Obligations under the Credit Agreement and the 1997 Senior Notes, any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Trust as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock governed by this Indenture that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes hereunder mature.

     Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Trust to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Trust may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an offering of Capital Stock of the Trust for cash.

     "Euroclear" means Morgan Guaranty Trust of New York, Brussels office, as operator of the Euroclear system.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset which exceeds $15 million or
(ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of use of such property or asset, which impairs the value of such property or asset in an amount exceeding $15 million as determined in good faith by the Fairness Committee of the Trust.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Existing Indebtedness" means Indebtedness of the Trust and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

     "Fairness Committee" means a committee duly established pursuant to the Venture Trust Instrument and the bylaws of each other Guarantor, Restricted Subsidiary and any successor to Venture Holdings Trust without whose approval (and without the approval of a majority of its Independent members) the Trust, a Guarantor or a Restricted Subsidiary shall not be authorized to enter into any transaction or take any action which pursuant to the terms of this Indenture requires approval of the Fairness Committee.

     "Fixed Charges" means, with respect to any specified Person and their Restricted Subsidiaries for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and their Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and their Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of their Restricted Subsidiaries or secured by a Lien on assets of such Person or one of their Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of their Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Trust (other than Disqualified Stock) or to the Trust or a Restricted Subsidiary of the Trust, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period, calculated on a Pro Forma Basis. In the event that the specified Person or any of their Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving Pro Forma Effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable Reference Period.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

     (1) Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation, Venture Service Company, Venture Europe, Inc., Venture EU Corporation, Venture Holdings Company LLC and Experience Management LLC; and

     (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indentures;

     and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and currency exchange agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency or commodity values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Holder" means a Person in whose name a Note is registered.

     "IAI Global Note" means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Indebtedness" means, without duplication, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent" means, with respect to the Trust or any of its Restricted Subsidiaries, a Person who would qualify as an "independent director" within the meaning of the rules of the New York Stock Exchange and who (i) shall not receive any payment or other fees for services to the Trust or any of its Affiliates (other than for serving as a member of the Fairness Committee of the Trust or of a Subsidiary of the Trust) and (ii) shall not be an Affiliate, officer, member or employee of any firm, company or other entity that has performed services for the Trust or any of its Affiliates during the proceeding three fiscal years or that the Trust or any of its Affiliates proposes to have perform services if the amount of compensation for such services during any fiscal year exceeded or would exceed 5% of such firm's gross revenues during any of its three preceding fiscal years.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Notes" means the first $125 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

     "Initial Purchasers" means Banc One Capital Markets, Inc. and Goldman Sachs & Co.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and is not also a QIB.

     "Investments" means, without duplication, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, employees, independent contractors or other third parties made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Trust or any Restricted Subsidiary of the Trust sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Trust such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Trust, the Trust shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

     "Issue Date" means the date of the first issuance of the Notes under this Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Trust and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in (except in connection with any Qualified Receivables Transaction) and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (except in connection with any Qualified Receivables Transaction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 4 of the Registration Rights Agreement.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of their Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of their Restricted Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash or Cash Equivalent proceeds received by the Trust or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable (including, without limitation, Trust Tax Distributions in respect thereof) as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Senior Notes" means the 11% Senior Notes due 2007 issued under that certain Indenture dated as of the Issue Date among the Trust and the Guarantors and the Trustee.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Trust nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, other than, in each case, pursuant to an Investment in an Unrestricted Subsidiary not in violation of the Indenture;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Trust or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Trust or any of its Restricted Subsidiaries.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, in all cases whether now outstanding or hereafter created, assumed or incurred in connection therewith and including without limitation, interest accruing subsequent to the filing of the petition in bankruptcy at the rate provided in the relevant document, whether or not an allowed claim.

     "Officer" means, with respect to any Person, the Manager, the General Partner, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.


     "Officers' Certificate" means a certificate signed on behalf of the Trust by two Officers of the Trust, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Trust, that meets the requirements of Section 12.05 hereof.

     "Operating Expense or Cost Reduction" means, with respect to the calculation of a Fixed Charge Coverage ratio on a Pro Forma Basis, an operating expense or cost reduction with respect to an Acquisition, which, in the good faith estimate of management, will be realized as a result of such Acquisition, provided that the forgoing eliminations of operating expenses and realizations of cost reductions shall be of the types permitted to be given effect to in accordance with Article 11 of regulation S-X under the Exchange Act as in effect on the Issue Date and such reduction is subject to negative comfort by the Trust's independent public accountants.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Trust, any Subsidiary of the Trust or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Permitted Business" means the business conducted (or proposed to be conducted) by the Trust and its Restricted Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Trust are reasonably related businesses.

     "Permitted Investments" means:

          (1) any Investment in the Trust or in a Restricted Subsidiary of the Trust;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Trust or any Restricted Subsidiary of the Trust in a Person (other than a Receivables Subsidiary), if as a result of such Investment:

               (a) such Person becomes a Restricted Subsidiary of the Trust; or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Trust or a Restricted Subsidiary of the Trust;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under Section 4.11 hereof.

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Trust;

          (6) Hedging Obligations;

          (7) loans or advances to employees, officers, independent contractors and other third parties of the Trust and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes;

          (8) Investments in securities of trade creditors or customers received pursuant to any plan or reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) not to exceed $25 million; and

          (10) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Trust or a Subsidiary of the Trust in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in connection with a Qualified Receivables Transaction, provided that each such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Trust entered into as part of a Qualified Receivables Transaction.

     "Permitted Junior Securities" means:

          (1) Equity Interests in the Trust or any Guarantor; or

          (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees thereof are subordinated to Senior Debt under this Indenture.

     "Permitted Liens" means:

          (1) Liens of the Trust and any Guarantor securing Indebtedness and other Obligations securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

          (2) Liens in favor of the Trust or the Guarantors;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Trust or any Restricted Subsidiary of the Trust; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Trust or the Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by the Trust or any Restricted Subsidiary of the Trust, provided that such Liens were not incurred in contemplation of such acquisition;

          (5) Liens to secure the performance of bids, trade contracts (other than advanced money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness;

          (7) Liens existing on the Issue Date;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Trust in accordance with GAAP;

          (10) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Trust or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Trust or any of its Restricted Subsidiaries;

          (11) Liens arising by operation of law in connection with court orders and judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

          (12) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (13) Liens securing the Notes;

          (14) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Trust or any of its Restricted Subsidiaries or materially detracting from the value of the relative assets of the Trust or any Restricted Subsidiary;

          (15) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Trust or any of its Subsidiaries in the ordinary course of business;

          (16) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property unless the Notes are equally and ratably secured by such additional assets or the additional assets were acquired after the Issue Date;

          (17) additional Liens incurred in the ordinary course of business of the Trust or any Subsidiary of the Trust with respect to obligations that do not exceed $5.0 million at any one time outstanding;

          (18) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary that was permitted to be incurred under clause (14) of the second paragraph of
     Section 4.09 hereof; and

          (19) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction.

     "Permitted Preferred Stock" means any Preferred Stock of the Trust or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, amend, restate, refinance, renew, replace or refund other Preferred Stock of the Trust or any of its Restricted Subsidiaries (other than intercompany Preferred Stock); provided that:

          (1) the liquidation preference of such Permitted Preferred Stock does not exceed the liquidation preference of the Preferred Stock so extended, refinanced, renewed, replaced or refunded (plus all accrued dividends thereon and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Preferred Stock has a final maturity date (or redemption date, as applicable) later than the final maturity date (or redemption date, as applicable) of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Preferred Stock being extended, refinanced, renewed, replaced, or refunded;

          (3) if the Preferred Stock being extended, refinanced, renewed, replaced, defeased or refunded is Disqualified Stock, such Permitted Preferred Stock has a redemption, maturity, repurchase or other required payment (other than dividend payments) no earlier than the earliest redemption, maturity, repurchase or other required payment (other than dividend payments) of the Preferred Stock being extended, refinanced, renewed, replaced, defeased or refunded;

          (4) such Preferred Stock is issued either by the Trust or by the Subsidiary who is the issuer on the Preferred Stock being extended, refinanced, renewed, replaced, or refunded; and

          (5) Permitted Preferred Stock constituting Disqualified Stock may only be issued if the Preferred Stock being extended, refinanced, renewed, replaced or refunded constitutes Disqualified Stock.

     "Permitted Refinancing Indebtedness" means any Indebtedness or Preferred Stock (other than Disqualified Stock) of the Trust or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, amend, restate, refinance, renew, replace, defease or refund other Indebtedness of the Trust or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred or such Preferred Stock is issued either by the Trust or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or other entity.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds or any other payments of such Person over the holders of other Capital Stock issued by such Person.

     "Principals" means Larry J. Winget.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Pro Forma Basis" or "Pro Forma Effect" means, for purposes of calculating the Fixed Charge Coverage Ratio, giving pro forma effect to certain transactions such that:

          (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Calculation Date shall be assumed to have occurred on the first day of the Reference Period and any Operating Expense or Cost Reduction with respect to such Acquisition shall be deducted from such calculation;

          (2) transactions giving rise to the need to calculate the Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;

          (3) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Calculation Date (and the application of the proceeds therefrom, including to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based on the average daily balance during the Reference Period);

          (4) the Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a Pro Forma Basis as if the average rate in effect from the beginning of the Reference Period to the Calculation Date had been the applicable rate for the entire period, unless such Person or any of its Restricted Subsidiaries is a party to a Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Calculation Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used;

          (5) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (6) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "QIB" means a "Qualified Institutional Buyer" as defined in Rule 144A.

     "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Trust or any of its Subsidiaries pursuant to which the Trust or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Trust or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any Receivables, whether now existing or arising in the future, of the Trust or any of its Subsidiaries.

     "Receivables Debt" means Indebtedness (i) as to which neither the Trust nor any of its Subsidiaries (other than the Receivables Subsidiary) (a) provides any credit support that would constitute Indebtedness or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Trust or any of its Subsidiaries (other than the Receivables Subsidiary); provided that, notwithstanding the foregoing, the Trust and any of its Subsidiaries that sell Receivables to the Receivables Subsidiary shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

     "Receivables" means accounts receivable and all other assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and all other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Trust or any of its Subsidiaries sells its accounts receivable to a Receivables Subsidiary.

     "Receivables Subsidiary" means a Subsidiary of the Trust, created primarily to purchase or finance the receivables of the Trust and/or its Subsidiaries pursuant to a Receivables Facility, so long as it: (a) has no Indebtedness other than Receivables Debt; (b) is not party to any agreement, contract, arrangement or understanding with any of the Trust or any other Subsidiary of the Trust unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Trust or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of any of the Trust or a Guarantor; (c) is a Person with respect to which neither the Trust nor any of its Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not Guaranteed or otherwise directly provided credit support for any Indebtedness of any of the Trust or any of its Subsidiaries. Notwithstanding the foregoing, the Trust and the Guarantors may make capital contributions in the form of Receivables transferred to the Receivables Subsidiary for non-cash consideration to the extent necessary or desirable to prevent a disruption of purchases of Receivables or to avoid a default under the Receivables Facility. If, at any time, such Receivables Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary, it shall thereafter cease to be a Receivables Subsidiary for purposes of this Indenture and any Indebtedness of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Trust as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Trust shall be in default of such provision).

     "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Trust and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Trust and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Trust to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend.

     "Related Party" means Larry J. Winget's estate or legal representative, members of his immediate family and all lineal descendants of Larry J. Winget and all spouses of such lineal descendants (or any trust(s) or entity(ies) whose sole beneficiaries or holders of Equity Interests, or the holders of a majority of the outstanding Voting Stock are any one or more of the foregoing).

     "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer or other employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if and for so long as any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means:

          (1) all Indebtedness of the Trust or any Guarantor outstanding under Credit Facilities that is not expressly subordinated by its terms to any other Indebtedness of the Trust or such Guarantor, the New Senior Notes and the 1997 Senior Notes and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of the Trust or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee thereof; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

          Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Trust and the Guarantors;

          (2) any Indebtedness of the Trust or Guarantors to any of their Subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

     "Senior Guarantees" means the Guarantees by the Guarantors of Obligations under the Senior Debt.

     "Shelf Registration" means the Shelf Registration as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means a Guarantee by a Subsidiary on a senior subordinated basis of the Trust's payment obligations under the Notes and this Indenture in the form attached hereto as Exhibit E.

     "Tax Distribution Amount" means, in respect of any period after the Issue Date during which the Trust is a Pass-Through Entity for federal income tax purposes, an amount, determined in good faith by the Trust's independent public accountants, which shall be a nationally recognized accounting firm, equal to the sum of (x) the amount of intangibles tax actually imposed on each Beneficiary of the Trust in respect of Trust Tax Distributions for such period and (y) (a) the sum of the highest marginal federal income tax rate and highest state and local income tax rate applicable to a Beneficiary of the Trust on income of the Investee Companies which are Pass-Through Entities for federal, state or local income tax purposes for such period, expressed as a percentage, multiplied by (b) such Investee Companies' taxable income for such period computed taking into account, without limitation, the deduction for single business and franchise tax actually imposed on such Investee Companies; provided that (i) the foregoing shall be determined by giving effect to the deduction of relevant state and local income and intangibles taxes for purposes of determining federal income taxes, such deduction to be computed based on the state and local income tax rates applicable in clause (y) (a) hereof and the amount of intangibles tax determined under clause (x) hereof, and (ii) the foregoing shall be appropriately reduced by the amount of cumulative tax losses of such Investee Companies from any previous period (to the extent not previously utilized in computing the Tax Distribution Amounts) since the Issue Date and any investment tax credits and other tax credits of such Investee Companies since the Issue Date.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Trust" means (1) Venture Holdings Trust, a trust organized under the laws of the State of Michigan, (2) Venture Holdings Corporation (after the occurrence of a Trust Contribution) or (3) any successor Person to Venture Holdings Trust or Venture Holdings Corporation (after the occurrence of a Trust Contribution) in accordance with Section 5.01 hereof.

     "Trustee" means the party named as such in the recitals hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary of the Trust that is designated by the Board of Directors of the Trust as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Trust or any Restricted Subsidiary of the Trust unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Trust or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Trust;

          (3) is a Person with respect to which neither the Trust nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results other than an Investment made in such Subsidiary not in violation of the Indenture; and

          (4) is not guaranteeing or otherwise directly or indirectly providing credit support for any Indebtedness of the Trust or any of its Restricted Subsidiaries.

          Any designation of a Subsidiary of the Trust as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted

     Subsidiary of the Trust as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under
     Section 4.09 hereof, the Trust shall be in default of such covenant. The Board of Directors of the Trust may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Trust of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof calculated on a Pro Forma Basis as if such designation had occurred at the beginning of the Reference Period; and (2) no Default or Event of Default would be in existence following such designation.

     "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

     "Venture Trust Instrument" means the Agreement, dated December 28, 1987, as amended and restated on February 16, 1994, as amended, among Larry J. Winget, as Trustee, and Larry J. Winget, as Settlor, Beneficiary and Special Advisor, as such agreement may be amended in accordance with the terms of this Indenture.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, or liquidation preference, as applicable, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount, or liquidation preference, as applicable, of such Indebtedness or Preferred Stock, as the case may be, of such Indebtedness.

Section 1.02. Other Definitions.


                                                        Defined
                                                           in
     Term                                               Section
     ----                                               -------
     "Acceleration Notice" .............................  6.02
     "Actual Tax Amount" ...............................  4.07
     "Add-Backs" .......................................  1.01
     "Affiliate Transaction" ...........................  4.12
     "Asset Sale Offer" ................................  3.09
     "Authentication Order" ............................  2.02
     "Business Opportunity" ............................  4.22
     "Change of Control Offer" .........................  4.16

                                                        Defined
                                                           in
     Term                                               Section
     ----                                               -------
     "Change of Control Payment" .......................  4.16
     "Change of Control Payment Date" ..................  4.16
     "Commencement Date" ...............................  4.07
     "Covenant Defeasance" .............................  8.03
     "Distributed Amounts" .............................  4.07
     "DTC" .............................................  2.03
     "Entity-in-Issue" .................................  4.07
     "Event of Default" ................................  6.01
     "Excess Proceeds" .................................  4.11
     "incur" ...........................................  4.09
     " Investee Companies" .............................  4.04
     "Legal Defeasance" ................................  8.02
     "Offer Amount" ....................................  3.09
     "Offer Period" ....................................  3.09
     "Pass-Through Entity" .............................  4.04
     "Paying Agent" ....................................  2.03
     "Payment Blockage Notice" .........................  10.03
     "Payment Default" .................................  6.01
     "Permitted Debt" ..................................  4.09
     "Purchase Date" ...................................  3.09
     "Registrar" .......................................  2.03
     "Restricted Payments" .............................  4.07
     "Tax Income" ......................................  4.07
     "Trust Contribution" ..............................  5.01
     "Trust Tax Distributions" .........................  4.04


Section 1.03. Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Subsidiary Guarantees means the Trust and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e) provisions apply to successive events and transactions; and

     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01. Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Trust, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached hereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note

Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02. Execution and Authentication.

     An Officer shall sign the Notes for the Trust by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Trust signed by one Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Trust.

Section 2.03. Registrar and Paying Agent.

     The Trust shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Trust may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Trust may change any Paying Agent or Registrar without notice to any Holder. The Trust shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Trust fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Trust or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Trust initially appoints The Depository Trust Company("DTC") to act as Depositary with respect to the Global Notes.

     The Trust initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

     The Trust shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Trust in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Trust at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Trust or a Subsidiary) shall have no further liability for the money. If the Trust or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Trust, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Trust shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Trust shall otherwise comply with TIA ss. 312(a).

Section 2.06. Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Trust for Definitive Notes if (i) the Trust delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Trust within 120 days after the date of such notice from the Depositary or (ii) the Trust in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a

Global Note or any portion thereof, pursuant to this Section 2.06, Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Trust in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Trust;

               (B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the Holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Trust shall issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Trust or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Trust shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
          Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.


          (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A)such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Trust;

               (B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the Holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.


     (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Trust shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any

Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

     (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

          (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (1) thereof;

          (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (3)(a) thereof;

          (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

          (F) if such Restricted Definitive Note is being transferred to the Trust or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.


     (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Trust;

          (B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

               (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Trust shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Trust;

               (B) any such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Trust to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Trust shall issue and, upon receipt of an Authentication

Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Trust, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Trust shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) Private Placement Legend.

                    (A) Except as permitted by subparagraph (B) below, each
               Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER PROVIDES TO THE TRUSTEE FOR THE NOTES A LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF THE LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THE NOTES),
(C) IN A TRANSACTION

MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON CERTIFICATES AND AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), AS LONG AS THE REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE."

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE 2 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Trust shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Trust's order or at the Registrar's request.

          (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.11, 4.16 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Trust, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Trust shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between an interest payment record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Trust may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Trust shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Trust and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Trust shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Trust, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Trust to protect the Trust, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trust may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Trust and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Trust or an Affiliate of the Trust holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Trust, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Trust, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trust, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Trust may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Trust considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Trust shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

     The Trust at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Trust. The Trust may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

     If the Trust defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Trust shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Trust shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Trust (or, upon the written request of the Trust, the Trustee in the name and at the expense of the Trust) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
            REDEMPTION AND PREPAYMENT AND SATISFACTION AND DISCHARGE

Section 3.01. Notices to Trustee.

     If the Trust elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

     If less than all of the Notes issued under this Indenture are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

          (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Trust in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Trust shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Trust defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Trust's request, the Trustee shall give the notice of redemption in the Trust's name and at its expense; provided, however, that the Trust shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

     One Business Day prior to a redemption date, the Trust shall deposit immediately available funds with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Trust any money deposited with the Trustee or the Paying Agent by the Trust in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Trust complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Trust to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Trust shall issue and, upon the Trust's written request, the Trustee shall authenticate for the Holder at the expense of the Trust a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

     (a) Except as set forth in Section 3.07(b), the Trust shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to June 1, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of the Trust, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

        Year                              Percentage
        ----                              ----------
        2004                               106.000%
        2005                               104.000%
        2006                               102.000%
        2007 and thereafter                100.000%


     (b) Notwithstanding the provisions of Section 3.07(a), at any time on or before June 1, 2002, the Trust may redeem up to 35% of the aggregate principal amount of Notes originally issued under this Indenture at a redemption price equal to 112.000% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any to the redemption date, with the net cash proceeds from a public Equity Offering; provided that:

          (1) at least 65% in aggregate principal amount of each of the Notes originally issued remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Trust and its Subsidiaries); and

          (2) such redemption shall occur within 120 days of the date of the closing of such Equity Offering.

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

     The Trust shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.11 hereof, the Trust shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than ten (10) Business Days after the termination of the Offer Period (the "Purchase Date"), the Trust shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Trust shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 hereof and the length of time the Asset Sale Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

     (d) that, unless the Trust defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Trust, a depositary, if appointed by the Trust, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Trust, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trust shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trust so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Trust shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Trust in accordance with the terms of this Section 3.09. The Trust, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Trust for purchase, and the Trust shall promptly issue a new Note, and the Trustee, upon written request from the Trust shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Trust to the Holder thereof. The Trust shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10 Satisfaction and Discharge

     This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

     (1) either:

     (a) all Notes that have been authenticated hereunder (except lost, stolen or destroyed Notes that have been replaced or paid) have been delivered to the Trustee for cancellation; or

     (b) all Notes authenticated under this Indenture that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Trust or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default under Article 6 hereof shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Trust or any Guarantor is a party or by which the Trust or any Guarantor is bound;

     (3) the Trust or the Guarantors have paid or caused to be paid all sums payable by them under this Indenture; and

     (4) the Trust has delivered irrevocable instructions to the Trustee under the relevant Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date or upon delivery for cancellation, as the case may be.

     In addition, the Trust must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01. Payment of Notes.

     The Trust shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Trust or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Trust in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Trust shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Trust shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

Section 4.02. Maintenance of Office or Agency.

     The Trust shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Trust in respect of the Notes and this Indenture may be served. The Trust shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Trust shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Trust may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Trust of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Trust shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Trust hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Trust in accordance with Section 2.03.

Section 4.03. Reports.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Trust shall furnish to the Holders of Notes, within fifteen days after the time periods specified in the SEC's rule and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Trust were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Trust's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Trust were required to file such reports. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Trust shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Trust shall at all times comply with TIA ss. 314(a).

     (b) For so long as any Notes remain outstanding, the Trust and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     If the Trust has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Trust and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Trust.

Section 4.04. Compliance Certificate.

     (a) The Trust and any Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Trust and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Trust has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Trust has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Trust is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Trust is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) shall be accompanied by a written statement of the Trust's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Trust has violated any provisions of Sections 4.07, 4.09, 4.10 and 4.11 hereof, but only with respect to financial and accounting matters at year end, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Trust shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Trust is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

     The Trust shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

     The Trust and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the

Trust and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

     The Trust shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Trust's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Trust or any of its Restricted Subsidiaries), or to the direct or indirect holders of the Trust's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Trust or to the Trust or a Restricted Subsidiary of the Trust);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Trust) any Equity Interests of the Trust or any direct or indirect parent of the Trust;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments");

     unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2) the Trust would, at the time of such Restricted Payment and after giving Pro Forma Effect thereto as if such Restricted Payment had been made at the beginning of the applicable Reference Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Trust and its Restricted Subsidiaries after the Issue Date, excluding Restricted Payments permitted by clauses
     (2), (3), (4), (5) and (6) of the next succeeding paragraph, is less than the sum, without duplication, of:

               (a) $20 million; plus

               (b) 50% of the Consolidated Net Income of the Trust for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Trust's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (c) 100% of the aggregate net cash proceeds received by the Trust since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Trust (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Trust that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Trust); plus

               (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

               (e) in the event that any Unrestricted Subsidiary is designated as a Restricted Subsidiary in accordance with the provisions of this Indenture, the lesser of (i) the aggregate fair market value of all outstanding Investments owned by the Trust and its Restricted Subsidiaries in such Subsidiary at the time of such designation or
          (ii) the aggregate amount of Restricted Investments made in such Unrestricted Subsidiary since the Issue Date.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Trust or any Guarantor or of any Equity Interests of the Trust in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Trust) of, Equity Interests of the Trust (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (c) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Trust or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or other distribution by a Subsidiary of the Trust to the holders of its Equity Interests on a pro rata basis;

          (5) (a) so long as the Trust is treated for federal, state or local tax purposes as an entity described in Section 1361(c)(2), 1361(d) or 1361(e) of the Code, an S Corporation, a partnership or an entity that is disregarded as an entity separate from its owner(s) (each a "Pass-Through Entity"), the Trust shall be permitted to distribute to the Beneficiary(ies) of the Trust (or pay compensation to the Beneficiary(ies) of the Trust in lieu of such distributions) all amounts distributed to the Trust by Subsidiaries or other Persons in which the Trust has a direct investment (collectively, "Investee Companies") in cash as described below, calculated before giving effect to such payments (such payments to be referred to hereinafter as "Trust Tax Distributions"):

               (1) on (or within 15 days prior to) each April 15, June 15, September 15 and January 15 an amount not to exceed the minimum federal and state estimated quarterly income and intangible tax payments required to be made on such date by each Beneficiary of the Trust in order to prevent underpayment of each such Beneficiary's estimated income tax pursuant to the rules set forth in Section 6654(b) and 6654(d)(1) of the Code, or their successors or supplements, and any similar provision of applicable state income and intangible tax law for any state with respect to which the Investee Companies qualify as Pass-Through Entities for state law purposes, such amount to be calculated as though each such Beneficiary's only income and loss in each such quarter relating to a required estimated payment was an amount equal to the sum of the taxable income and loss of the Investee Companies which are Pass-Through Entities. The foregoing amounts may be paid so long as (I) each such Investee Company is and was a Pass-Through Entity for such quarter, as provided in the Code or the Treasury Regulations promulgated thereunder, (II) no Default or Event of Default exists and is continuing or would thereby occur, (III) special tax counsel to the Trust delivers to the Trustee, prior to the payment in respect of such quarter, an opinion substantially in the form attached hereto as Exhibit G regarding the classification of the Trust and each such Investee Company as a Pass-Through Entity for federal income tax purposes (or, if Larry J. Winget is disabled or unavailable as described in the Venture Trust Instrument, such special tax counsel delivers to the Trustee, prior to the payment in respect of such quarter, an opinion substantially in the form attached hereto as Exhibit G), (IV) the Trust has not received a private ruling or a National Office Technical Advice Memorandum from the Internal Revenue Service or, in respect of distributions made for state income tax purposes, a similar ruling from any applicable state or local taxing authority, that the Trust is not a Pass-Through Entity, or there has been a final "determination" (as used in Section 1313 of the Code) or similar state determination to the same effect, and (V) the Trust and its Investee Companies have complied with the terms of clauses

          (b), (c) and (d) below. The amount that is distributable pursuant to this clause (5)(a) by each Investee Company which is a Pass-Through Entity in respect of each of the quarters described above shall be that proportion of the amount of the Trust Tax Distribution for each such quarter which such Investee Company's Tax Income for such quarter bears to the aggregate Tax Income of all the Investee Companies which are Pass-Through Entities in such quarter. For purposes of the foregoing, "Tax Income" shall mean one-quarter of an Investee Company's actual taxable income for the year prior to that with respect to which the calculations described above are being made. For purposes hereof, any references herein to the taxable income or loss of a Pass-Through Entity that is disregarded as an entity separate from its owner for tax purposes shall mean the taxable income or loss of such Pass-Through Entity as if it was a pass-through corporation which was not disregarded as a separate entity for tax purposes; and

               (2) no later than September 15 of each year, the Trust shall cause its tax advisors, which shall be a nationally recognized accounting firm, to determine the actual amount of federal and state income tax liability of each Beneficiary of the Trust for the previous calendar year computed as if the only income and loss of each such Beneficiary in such year was an amount equal to the sum of the taxable income and loss of the Investee Companies which are Pass-Through Entities (the "Actual Tax Amount"). If (A) the Actual Tax Amount, as determined by such tax advisor, is less than the aggregate estimated amounts paid pursuant to clause (1) above in respect of such year (the "Distributed Amounts") and/or (B) if the Actual Tax Amount is at any time finally determined by the Internal Revenue Service or a court of competent jurisdiction to be less than that determined by such tax advisors, the Trust shall cause the Beneficiary(ies) of the Trust, within 75 days after such difference is determined, to reimburse to the Trust, with no obligation on the part of the Trust to each such Beneficiary with respect to such reimbursement, the excess of the Distributed Amounts over the Actual Tax Amount, as finally determined by the tax advisors, the Internal Revenue Service or court of competent jurisdiction, as the case may be, or the excess of the Actual Tax Amount, as determined by the tax advisors, over the Actual Tax Amount as determined by the Internal Revenue Service or court, as the case may be (in either case, which excess amount may be offset by any amounts then or subsequently owed to each such Beneficiary by reason of clause (1) above). If the excess of the Distributed Amounts over the Actual Tax Amount, as finally determined by the tax advisors, is reimbursed to the Trust after June 14 of such year, such excess shall bear interest from June 15 to the date preceding the date it is paid to the Trust at an interest rate equal to the overpayment rate established under Section 6621(a)(1) of the Code or its successor and supplements. If the Actual Tax Amount, as determined by the tax advisors, the Internal Revenue Service or court, as the case may be, is greater than the Distributed Amounts, each of the Investee Companies which are Pass-Through Entities shall distribute to the Trust (and the Trust shall then distribute to its Beneficiary(ies)) its share of the excess of the Actual Amount over the Distributed Amounts, within 75 days after such difference is determined. If any payment is made (i) in contravention of clause (1) above and paid to the Beneficiary(ies) of the Trust pursuant to this clause(5)(a) or (ii) in contravention of the limitations contained in the immediately preceding sentence and paid to the Beneficiary(ies) of the Trust pursuant to the immediately preceding sentence, the Trust shall cause the Beneficiary(ies) of the Trust to reimburse to each of the Investee Companies making such prohibited payment the amount of such prohibited payment;

          (b) in the event of the death, disability or unavailability of Larry
     J. Winget as provided in the Venture Trust Instrument (such date, a "Commencement Date"), the Trust shall notify the Trustee of the occurrence of such Commencement Date no later than 10 days following such date and shall apply for a private ruling from the Internal Revenue Service to the effect that (1) each of the Investee Companies which was a Pass-Through Entity immediately prior to such death, disability or unavailability, as the case may be, qualifies, despite such death, disability or unavailability, as a Pass-Through Entity and (2) the Trust qualifies as a Pass-Through Entity;

          (c) if at any time the Trust or an Investee Company receives notification from the Internal Revenue Service that any Investee Company does not qualify as a Pass-Through Entity (x) no further distributions shall be made pursuant to clause (a)(1) above by such Investee Company, and
     (y) the Trust shall cause the Beneficiary(ies) of the Trust either (A) to reimburse the Trust all amounts paid by that Investee Company pursuant to clause (a)(1) and clause (a)(2) above with respect to all periods as to which that Investee Company did not qualify as a Pass-Through Entity, with no obligation on the part of the Trust to any such Beneficiary with respect to such reimbursement, and the Trust shall then pay such reimbursement to that Investee Company, or (B) to reimburse such Investee Company such payments directly, within 75 days after such requirement for reimbursement is determined; provided that no such reimbursement shall be required to the extent to which such distribution would otherwise have been permitted, after taking into account interest, penalties and additions to tax imposed on such Investee Company as a result of its failure to qualify as a Pass-Through Entity. If the Trust or any Investee Company at any time receives notification from the Internal Revenue Service that the Trust is not a Pass-Through Entity or if the Trust or the Investee Companies fail to receive a favorable response to a ruling request described in clause (b) within 360 days after the Commencement Date with respect to the status of the Trust or any Investee Company as a Pass-Through Entity (in either the case of a notification or a response to a ruling request, the "Entity-in-Issue") the Trust shall, and shall cause its Beneficiaries to, take the actions described in clauses (x) and (y) of the preceding sentence with respect to the Entity-in-Issue (unless such Internal Revenue Service response indicates that the Internal Revenue Service is not ruling as to those issues and the Trust has obtained a favorable opinion of independent tax counsel that the Entity-in-Issue is a Pass-Through Entity); and

          (d) no Trust Tax Distribution may be made to the extent such distribution would cause the aggregate cumulative amount of Trust Tax Distributions to exceed the aggregate cumulative Tax Distribution Amounts for periods completed after the Issue Date; and

           The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Trust or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the relevant Fairness Committee whose resolution with respect thereto shall be delivered to the Trustee. The Fairness Committee's determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Trust shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Trust shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

           (1) pay dividends or make any other distributions on its Capital Stock to the Trust or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Trust or any of its Restricted Subsidiaries;

           (2) make loans or advances to the Trust or any of its Restricted Subsidiaries; or

           (3) transfer any of its properties or assets to the Trust or any of its Restricted Subsidiaries.

     However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

           (1) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the Issue Date;

           (2) Credit Facilities, provided that such Credit Facilities are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date;

           (3) this Indenture, the Notes and the Subsidiary Guarantees;

           (4) applicable law;

           (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Trust or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

           (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

           (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

           (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

           (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

           (10) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

           (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

           (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

           (13) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

           (14) Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor in compliance with Section 4.10 hereof.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

     The Trust shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Trust shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Trust may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and the Trust and the Guarantors may incur Indebtedness and issue Preferred Stock and any other Restricted Subsidiary may incur Acquired Debt, if the Fixed Charge Coverage Ratio for the Trust's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

           (1) the incurrence by the Trust and/or one or more Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Trust and the Restricted Subsidiaries, without duplication, thereunder) not to exceed $625.0 million less (x) the aggregate principal amount of Receivables Debt outstanding under clause (2) below and (y) the aggregate amount of all Net Proceeds of Asset Sales applied by the Trust or any of its Restricted Subsidiaries to repay any Indebtedness under a Credit Facility or Receivables Debt under Receivables Facilities and effect a corresponding commitment reduction thereunder pursuant to Section 4.11 hereof; provided, that Restricted Subsidiaries that are not Guarantors shall not directly or indirectly incur Indebtedness and letters of credit in an aggregate principal amount outstanding under this clause (1) in excess of $50.0 million; provided, further, that the aggregate principal amount of Indebtedness, letters of credit and Receivables Debt under Receivables Facilities which may be incurred under this clause (1) and clause (2) below shall not be reduced below $100.0 million in the aggregate at any one time outstanding by reason of subclause (y) above and subclause (y) of clause (2) below;

           (2) the incurrence by Receivables Subsidiaries of Receivables Debt under Receivables Facilities in an aggregate principal amount at any time outstanding pursuant to this clause (2) not to exceed $500 million less
      (x) the aggregate principal amount of Indebtedness and letters of credit (determined as described in clause (1) above) outstanding under clause
      (1) above and (y) the aggregate amount of all Net Proceeds of Asset Sales applied to reduce commitments with respect to Receivables Debt or Indebtedness under a Credit Facility pursuant to the covenant described in Section 4.11 hereof; provided, that the aggregate principal amount of Indebtedness, letters of credit and Receivable Debt under Receivables Facilities which may be incurred pursuant to this clause (2) and clause
      (1) above shall not be reduced below $100.0 million in the aggregate at any one time outstanding by reason of subclause (y) above and subclause
      (y) of clause (1) above;

           (3) the incurrence by the Trust and its Restricted Subsidiaries of the Existing Indebtedness;

           (4) the incurrence by the Trust and the Guarantors of Indebtedness represented by the Initial Notes to be issued on the Issue Date and the related Subsidiary Guarantees and the New Notes (as defined in the Registration Rights Agreement) to be issued pursuant to the Registration Rights Agreement and the related Subsidiary Guarantees;

           (5) the incurrence by the Trust or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Trust or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed $50.0 million at any time outstanding;

           (6) (a) the incurrence by the Trust or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (3), (4), (5), (6), or (14) of this paragraph and (b) the incurrence by the Trust or any of its Restricted Subsidiaries of Permitted Preferred Stock in exchange for, or the net proceeds of which are used to refund, refinance or replace Preferred Stock (other than intercompany Preferred Stock) that was permitted by this Indenture to be incurred under the first paragraph of this covenant;

           (7) the incurrence by the Trust or any of its Restricted Subsidiaries of intercompany Indebtedness or Preferred Stock between or among the Trust and any of its Restricted Subsidiaries; provided, however, that:

                 (a) if the Trust or any Guarantor is the obligor on such
            Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Trust, or the Subsidiary Guarantee, in the case of a Guarantor; and

                 (b) (i) any subsequent issuance or transfer of Equity
            Interests that results in any such Indebtedness or Preferred Stock being held by a Person other than the Trust or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness or Preferred Stock to a Person that is not either the Trust or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness or Preferred Stock by the Trust or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

           (8) the incurrence by the Trust or any of its Restricted Subsidiaries of Hedging Obligations that are incurred solely for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (b) hedging currency or commodity risks of the Trust and its Restricted Subsidiaries incurred by the Trust or such Restricted Subsidiaries in the ordinary course of their business;

           (9) the guarantee by the Trust or any of the Guarantors of Indebtedness of the Trust or a Guarantor that was permitted to be incurred by another provision of this covenant;

           (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Trust as accrued;

           (11) Indebtedness of the Trust or any Restricted Subsidiary represented by performance bonds and letters of credit for the account of the Trust or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims and payment obligations in connection with self-insurance, in each case, that are incurred in the ordinary course of business in accordance with customary industry practice in amounts, and for the purposes, customary in the Trust's industry;

           (12) Indebtedness of the Trust or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received or to be received by the Trust and the Restricted Subsidiary in connection with such dispositions;

           (13) Indebtedness of the Trust or any Restricted Subsidiary solely in respect of bankers acceptances, and appeal bonds (to the extent that any such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Trust's industry; provided that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $5.0 million;

           (14) the incurrence by any Restricted Subsidiary that is not a Guarantor of Indebtedness in accordance with Section 4.10 hereof;

           (15) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of a Restricted Subsidiary that is not a Guarantor that was permitted to be incurred under this Indenture; and

           (16) the incurrence by the Trust or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $35.0 million.

     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Trust shall be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Section 4.10. Limitation on Foreign Indebtedness

     The Trust shall not permit any Restricted Subsidiary of the Trust that is not a Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Debt unless:

           (1) after giving effect to the incurrence of such Indebtedness and the receipt of the application of the proceeds thereof:

                 (a) if, as a result of the incurrence of such Indebtedness such Restricted Subsidiary shall become subject to any restriction or limitation on the payment of dividends or the making of other distributions,

                 (i) the Fixed Charge Coverage Ratio of Restricted Subsidiaries
            that are not Guarantors (determined on a Pro Forma Basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than 2.75 to 1; and

                 (ii) the Trust's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Trust for which financial statements are available at the date of determination) is greater than 2.0 to 1; or

                 (b) in any other case, the Trust's Fixed Charge Coverage Ratio
            (determined on a Pro Forma Basis for the last four fiscal quarters of the Trust for which financial statements are available at the date of determination) is greater than 2.0 to 1; and

           (2) no Default or Event of Default shall have occurred and be continuing a the time or as a consequence of the incurrence of such Indebtedness.

     In the event that any Indebtedness incurred pursuant to clause (1)(b) of the foregoing paragraph is proposed to be amended, modified or otherwise supplemented such that the payment of dividends or the making of other distributions becomes subject in any manner to any restriction or limitation, the Trust shall not permit the Restricted Subsidiary to so amend, modify or supplement such Indebtedness unless such Indebtedness could be incurred pursuant to the terms of clause (1)(a) of the foregoing paragraph.

     In calculating the Fixed Charge Coverage Ratio of the Restricted Subsidiaries that are not Guarantors, Fixed Charges with respect to Indebtedness that is solely owed to and held by the Trust or a Restricted Subsidiary shall be excluded.

     All calculations required under the prior two paragraphs hereof shall be made in a manner consistent with the calculations required under Section 4.09 hereof.

Section 4.11. Asset Sales.

     The Trust shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

           (1) the Trust (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

           (2) with respect to any single transaction or series of related transactions that involves assets having a fair market value of more than $10.0 million, such fair market value is determined by the Trust's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

           (3) at least 85% of the consideration therefor received by the Trust or such Restricted Subsidiary is in the form of cash or Cash Equivalents, provided, however, that more than 15% of the total consideration may consist of consideration other than cash or Cash Equivalents if (A) the portion of such consideration that does not consist of cash or Cash Equivalents consists of assets of a type ordinarily used in the operation of a Permitted Business to be used by the Trust or a Restricted Subsidiary in the conduct of a Permitted Business or Capital Stock of a Restricted Subsidiary engaged in a Permitted Business (or a Person which becomes such a Restricted Subsidiary as a result of the receipt of such consideration), (B) the terms of such Asset Sale have been approved by a majority of the members of the Board of Directors of the Trust and (C) if the value of the assets being disposed of by the Trust or such Restricted Subsidiary in such transaction (as determined in good faith by such members of the Board of Directors) is at least $10.0 million, the Board of Directors of the Trust has received a written opinion of a nationally recognized investment banking firm (or other nationally recognized valuation expert) to the effect that such Asset Sale is fair, from a financial point of view, to the Trust and the

      Trust has delivered a copy of such opinion to the Trustee. For purposes of this provision (3), each of the following shall be deemed to be cash:

                 (a) any liabilities (as shown on the Trust's or such
            Restricted Subsidiary's most recent balance sheet), of the Trust or any Restricted Subsidiary (other than contingent liabilities (except to the extent that a reserve or other liability in respect thereof is reflected in accordance with GAAP on the most recent balance sheet of the Trust or such Restricted Subsidiary) and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Trust or such Restricted Subsidiary from further liability; and

                 (b) any securities, notes or other obligations received by the
            Trust or any such Restricted Subsidiary from such transferee that within 60 days of such Asset Sale are converted by the Trust or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Trust or Restricted Subsidiary may apply such Net Proceeds at its option:

           (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

           (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

           (3) to make a capital expenditure;

           (4) to acquire other long-term assets that are used or useful in a Permitted Business; or

           (5) to make and consummate an Asset Sale Offer (as described below).

     Pending the final application of any such Net Proceeds, the Trust or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs shall constitute "Excess Proceeds." When
(i) the aggregate amount of Excess Proceeds exceeds $10.0 million or (ii) the Trust or any Restricted Subsidiary is required to make an offer to purchase or redeem any Indebtedness which is pari passu with the Notes and which contains provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with asset sale proceeds, then in each such case, the Trust shall make an Asset Sale Offer to all Holders of Notes issued thereunder and all holders of other Indebtedness that is pari passu with such Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of such Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Trust or any Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer pursuant to this Indenture, the amount of Excess Proceeds shall be reset at zero for purposes of such Indenture. The Trust shall commence an Asset Sale Offer within ten (10) Business Days after the amount of Excess Proceeds exceeds $10 million, such Asset Sale Offer shall remain open for at least twenty (20) Business Days and the Trust shall complete such Asset Sale Offer within thirty
(30) Business Days after it is commenced.

     All cash or Cash Equivalents received by the Trust or a Restricted Subsidiary from an Event of Loss shall be used, invested, used for prepayment of Indebtedness, or used to repurchase Notes, all of the foregoing within the periods and as otherwise provided in the prior three paragraphs.

     The Trust shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Asset Sale covenant, the Trust shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Asset Sale covenant by virtue of such compliance.

Section 4.12. Transactions with Affiliates.

     The Trust shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

           (1) such Affiliate Transaction is on terms that are no less favorable to the Trust or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Trust or such Restricted Subsidiary with an unrelated Person; and

           (2) the Trust delivers to the Trustee:

                 (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Trust or such Restricted Subsidiary, as the case may be (or a resolution of the Board of Directors of the Trust in the case of Venture Industries Canada, Ltd.) and a resolution of the Independent members of the Fairness Committee of the Trust or Restricted Subsidiary (or a resolution of the Independent members of the Fairness Committee of the Trust in the case of Venture Canada), set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant; and

                 (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal, investment banking firm or other qualified independent financial advisor of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

           (1) any transaction with officers or directors of the Trust or any Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Trust or such Restricted Subsidiary;

           (2) transactions between or among the Trust and/or its Restricted Subsidiaries;

           (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Trust;

           (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Trust;

           (5) Restricted Payments that are permitted by Section 4.07 hereof;

           (6) performance of all agreements in existence on the Issue Date and any modification thereto or any transaction contemplated thereby (including pursuant to any modification thereto) in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and

           (7) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment.

     The Trust and each of its Restricted Subsidiaries (other than Venture Industries Canada, Ltd.) shall have or shall establish and maintain a Fairness Committee, at least one of whose members shall be Independent.

Section 4.13. Liens.

     The Trust shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless the Trust or the Guarantors provide, and cause their Restricted Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably secured.

Section 4.14. Business Activities.

     The Trust shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Trust and its Restricted Subsidiaries taken as a whole.

Section 4.15. Corporate Existence.

     Subject to Article 5 hereof, the Trust shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a grantor trust pursuant to the laws of the state of Michigan, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Trust or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Trust and its Subsidiaries; provided, however, that the Trust shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Trust shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Trust and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.16. Change of Control.

     If a Change of Control occurs, each Holder of Notes shall have the right to require the Trust to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a "Change of Control Offer." In the Change of Control Offer, the Trust shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 20 days following any Change of Control, the Trust shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 20 Business Days and no later than 55 Business Days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Trust shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Trust shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Change of Control provision by virtue of such conflict.

     On the Change of Control Payment Date, the Trust shall, to the extent lawful:

           (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

           (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

           (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Trust.

     The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with any of the provisions of this Section 4.16, but in any event within 90 days following a Change of Control, the Trust shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Notes required by this covenant. The failure to repay such Senior Debt or obtain such consents within such time period shall constitute an Event of Default under this Indenture. The Trust shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require the Trust to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Trust repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Trust shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Trust, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.17. Anti-Layering

     Notwithstanding the provisions of Section 4.09 hereof, the Trust and the Guarantors shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee of the Notes; provided, however, that no Indebtedness of the Trust or its Restricted Subsidiaries shall be deemed to be subordinated or junior in right of payment to any other Indebtedness of the Trust or its Restricted Subsidiaries solely by virtue of being unsecured.

Section 4.18. Additional Guarantors

     All future domestic Restricted Subsidiaries (other than Receivables Subsidiaries) shall become Guarantors of the Notes. In addition, the Trust shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Trust or any Guarantor unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless, with respect to the Notes, such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

     Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances in Section 5.01 hereof. A form of the Subsidiary Guarantees is attached as Exhibit E hereto.

Section 4.19. Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors of the Trust may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments (without duplication) owned by the Trust and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall either reduce the amount available for Restricted Payments under the first paragraph of Section 4.07 hereof or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Trust shall determine. That designation shall only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.20. Limitation on Amendments to Agreements

     So long as the Trust is Venture Holdings Trust and is an obligor under the Indentures, (i) the Trust shall not engage in any business activity except for agreements related to its outstanding Indebtedness; (ii) the Trust shall not own any property other than (A) the stock or membership interest of its subsidiaries, (B) insurance on the life of the Beneficiary, or (C) amounts allowed to be distributed by it under the terms of its outstanding Indebtedness or required to be used by the Trust to service such outstanding indebtedness and its other Obligations incurred in the ordinary course in accordance with past practice; and (iii) the Venture Trust Instrument shall not be amended, modified or changed in any manner except that the Trust may make amendments, modifications or changes which individually or in the aggregate are not adverse to the interests of the Holders of the Notes. Without limiting the foregoing, amendments to the Venture Trust Instrument reasonably necessary to conform to the requirements of Section 1361(c)(2), 1361(d) or 1361(e) of the Code, or their successors or supplements, shall not be deemed adverse to the interests of the Holders of the Notes. The Trust shall not amend, modify or in any way alter the Corporate Opportunity Agreement in any manner adverse to the Trust or any of its Restricted Subsidiaries.

Section 4.21. Payments for Consent

     The Trust shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.22. Corporate Opportunities

     Larry J. Winget shall agree pursuant to the Corporate Opportunity Agreement for the benefit of the Holders of the Notes that if any corporate opportunity, business opportunity, proposed transaction, acquisition, disposition, participation, interest, or other opportunity to acquire an interest in any business or prospect in the same business or in any business reasonably related to the business of the Trust or any of its Subsidiaries or in any machinery or equipment useful in the business of the Trust or any of its Subsidiaries (a "Business Opportunity") comes to his attention or shall be made available to him or any of his Affiliates, a complete and accurate description of such Business Opportunity, including all of the terms and conditions thereof and the identity of all other Persons involved in the Business Opportunity, shall be promptly presented in writing to the Board of Directors of each of the Trust and each Guarantor and the Fairness Committee of the Trust and each Guarantor and the Trust and each Guarantor shall be entitled to pursue and take advantage of such Business Opportunity, either directly or through a wholly owned Restricted Subsidiary, and Larry J. Winget shall not, nor shall any of his Affiliates (other than the Trust or any wholly owned Restricted Subsidiary of the Trust), pursue or take advantage of a Business Opportunity unless majorities of the Board of Directors of the Trust and each Guarantor and the Fairness Committee of the Trust and each Guarantor (including majorities of the Trust's and each Guarantor's disinterested directors, if any, and Independent members of the Fairness Committee) have determined that it is not in the interests of the Trust or such Guarantor to pursue or take advantage of such Business Opportunity.

     Notwithstanding the foregoing, Business Opportunities (1) relating to the purchase of machinery and equipment or real estate and not constituting a business within the meaning of Section 11.01 (d) of Regulation S-X of the Commission or (2) relating to the sale of goods and services by an Affiliate in the ordinary course of business as conducted as of the Issue Date shall not be subject to the Corporate Opportunity Agreement.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

     (a) The Trust may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Trust is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Trust (computed on a consolidated basis), in one or more related transactions, to another Person; unless:

           (i) either: (a) the Trust is the continuing entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Trust) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is organized or existing under the laws of the United States, any state thereof or the District of Columbia;

           (ii) the Person formed by or surviving any such consolidation or merger (if other than the Trust) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Trust under the Notes, the Indenture and the Registration Rights Agreements pursuant to agreements reasonably satisfactory to the Trustee;

           (iii) immediately after such transaction no Default or Event of Default exists; and

           (iv) the Trust or the Person formed by or surviving any such consolidation or merger (if other than the Trust), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

                 (A) shall have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Trust immediately preceding the transaction; and

                 (B) shall, on the date of such transaction after giving Pro
            Forma Effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

     The foregoing clause (iv) will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Trust and any of the Guarantors.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Trust's interest in which constitutes all or substantially all of the properties and assets of the Trust shall be deemed to be the transfer of all or substantially all of the properties and assets of the Trust.

     Notwithstanding anything contained in this Indenture to the contrary, the Trust is permitted to contribute or otherwise transfer all of the Equity Interests of the Subsidiaries then held by the Trust (other than the Equity Interests of the Subsidiary which is to receive such contribution from the Trust) to Venture Holdings Corporation or other successor to the Trust (a "Trust Contribution"), provided that (A) any successor or surviving entity is organized and existing under the laws of the United States, any state thereof or the District of Columbia, (B) such contribution or reorganization is not materially adverse to Holders of the Notes; it being understood, however, that such contribution or reorganization shall not be considered materially adverse to Holders of the Notes solely because the successor or surviving entity is subject to income taxation as a corporate entity, (C) immediately after giving effect to such transaction, no Default or Event of Default exists, (D) the actions comprising such contribution or reorganization (e.g., the contribution of Capital Stock of the Subsidiaries, or the issuance of Capital Stock of the entity in exchange for assets of or Equity Interests in the Trust or in exchange for stock of an entity holding such Equity Interests, or the merger or consolidation of such entities) shall not themselves directly result in material income tax liability to the successor or surviving entity, (E) the successor or surviving entity has assumed all obligations of the Trust, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture and (F) Holders of the Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such contribution or reorganization and shall be subject to federal income tax with respect to the Notes on the same amounts, in the same manner, and at the same time as would have been the case if such contribution or reorganization had not occurred. If the successor or surviving entity after a Trust Contribution is not a Pass-Through Entity, the Trust's ability to make Trust Tax Distributions must terminate prior to such contribution or reorganization (except with respect to Trust Tax Distributions in respect of taxable periods ending on or prior to the date such contribution or reorganization is effective for relevant tax purposes), other than Trust Tax Distributions in respect of Beneficiaries' income tax liability that results from the actions comprising such contribution or reorganization. The Trust shall deliver to the Trustee prior to such contribution or reorganization an Officers' Certificate covering clauses (A) through (F) and the preceding sentence of this paragraph, stating that such contribution or reorganization and such supplemental indenture comply with the Indenture, and an opinion of counsel covering clauses (A), (D), (E) and (F) above and the preceding sentence of this paragraph.

     (b) A Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Trust or another Guarantor, unless:

           (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

           (ii) either: (a) the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement, pursuant to a supplemental indenture satisfactory to the Trustee or (b) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.11 hereof.

     The Subsidiary Guarantee of a Guarantor shall be released from its obligations under the Subsidiary Guarantee:

           (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Trust, if the Guarantor applies the Net Proceeds of that sale or other disposition are applied in accordance with Section 4.11 hereof; or

           (2) in connection with any sale of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Trust, if the Guarantor applies the Net Proceeds of that sale in accordance with Section 4.11 hereof; or

           (3) if the Trust properly designates that Guarantor as an Unrestricted Subsidiary; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Trust, the Guarantors or any other Restricted Subsidiary shall also terminate upon such sale, disposition or designation.

Section 5.02. Successor Corporation Substituted.

     (a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Trust in accordance with Section 5.01 hereof, the successor corporation or limited liability company formed by such consolidation or into or with which the Trust is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Trust" shall refer instead to the successor corporation or limited liability company and not to the Trust), and may exercise every right and power of the Trust under this Indenture with the same effect as if such successor Person had been named as the Trust herein; provided, however, that the predecessor Trust shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale or other disposition of all (other than the Equity Interests of the Subsidiary which is to receive such contribution from the Trust) of the Trust's assets that meets the requirements of Section 5.01 hereof.

     (b) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Trust, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.11 hereof. Upon delivery by the Trust to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Trust in accordance with the provisions of this Indenture, including without limitation
Section 4.11 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

     Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in Article 11.

                                   ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

     An "Event of Default" occurs if:

     (a) the Trust defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by Article 10 hereof) and such default continues for a period of 30 days whether or not such payment was prohibited by the subordination provisions of this Indenture;

     (b) the Trust defaults in the payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof) when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise whether or not such payment was prohibited by the subordination provisions of this Indenture;

     (c) the Trust or any Restricted Subsidiary fails to comply with any of the provisions of Section 4.11 or 4.16 hereof;

     (d) the Trust or any Restricted Subsidiary fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Trust by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class or Larry J. Winget fails to observe and perform any covenant or agreement contained in the Corporate Opportunity Agreement;

     (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness in an aggregate principal amount of $15.0 million for money borrowed by the Trust or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Trust or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or
(2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

     (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Trust or any of its Restricted Subsidiaries and such judgment or judgments are not covered by insurance and remain undischarged for a period (during which execution shall not be effectively stayed or bonded) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

     (g) any Subsidiary Guarantee is terminated for any reason not permitted by this Indenture, or any Guarantor or any Person acting on behalf of any Guarantor denies such Guarantor's obligations under its respective Subsidiary Guarantee;

     (h) the Trust, any Guarantors or any of its Significant Subsidiaries or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

           (i) commences a voluntary case,

           (ii) consents to the entry of an order for relief against it in an involuntary case,

           (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

           (iv) makes a general assignment for the benefit of its creditors, or

           (v) generally is not paying its debts as they become due; or
     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

           (i) is for relief against the Trust, any Guarantor or any Significant Subsidiary in an involuntary case;

           (ii) appoints a custodian of the Trust, any Guarantor or any Significant Subsidiary or for all or substantially all of the property of the Trust or any of its Subsidiaries; or

           (iii) orders the liquidation of the Trust, any Guarantor or any Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration.

     If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Trust or any Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Trust and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in Sections 6.01(h) or (i) hereof occurs, with respect to the Trust or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to Article 9 hereof, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Trust with the intention of avoiding payment of the premium that the Trust would have had to pay if the Trust then had elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Trust with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on June 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):


Year  Percentage
----  ----------
1999  116.000%
2000  114.000%
2001  112.000%
2002  110.000%
2003  108.000%

Section 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on a Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.07. Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Trust for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.08. Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Trust (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.09. Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

           First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

           Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

           Third: to the Trust or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.10. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (i) this paragraph does not limit the effect of paragraph (b) of this Section;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Trust. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Trust shall be sufficient if signed by an Officer of the Trust.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Trust or any Affiliate of the Trust with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Trust's use of the proceeds from the Notes or any money paid to the Trust or upon the Trust's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Trust and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Trust shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

     The Trust shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Trust shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Trust shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Trust (including this Section 7.07) and defending itself against any claim (whether asserted by the Trust or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Trust promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Trust shall not relieve the Trust of its obligations hereunder. The Trust shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Trust shall pay the reasonable fees and expenses of such counsel. The Trust need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Trust under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Trust's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Trust. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Trust in writing. The Trust may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Trust shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Trust.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Trust, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Trust. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Trust's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Trust.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

     The Trust may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

     Upon the Trust's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Trust shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Trust shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Trust, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due, (b) the Trust's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Trust's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Trust may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

Section 8.03. Covenant Defeasance.

     Upon the Trust's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Trust shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22
hereof and Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Trust may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Trust's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Trust must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be;

     (b) in the case of an election under Section 8.02 hereof, the Trust shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Trust has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Trust shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Trust or any of its Subsidiaries is a party or by which the Trust or any of its Subsidiaries is bound;

     (f) the Trust shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Trust shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Trust with the intent of preferring the Holders over any other creditors of the Trust or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Trust; and

     (h) the Trust shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Trust acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Trust shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Trust from time to time upon the request of the Trust any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Trust.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Trust, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Trust on its request or (if then held by the Trust) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Trust for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Trust as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Trust cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Trust.

Section 8.07. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Trust's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case
may be; provided, however, that, if the Trust makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Trust shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Trust, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) to provide for the assumption of the Trust's or a Guarantor's obligations to the Holders of the Notes by a successor to the Trust or such Guarantor pursuant to Article 5 or Article 11 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to allow any Guarantor to execute a Supplemental Indenture and/or a Subsidiary Guarantee with respect to the Notes;

     (g) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

     Upon the request of the Trust accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Trust and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

     Except as provided below in this Section 9.02, the Trust and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.11 and 4.16 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

     Upon the request of the Trust accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Trust in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     Notwithstanding any other provision of this Indenture or the Notes to the contrary, without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change to the subordination provisions of Article 10 hereof that adversely affects the rights of any Holder of Notes.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Trust shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Trust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class may waive compliance in a particular instance by the Trust with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.11 and 4.16 hereof);

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; or

     (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

     (h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

     (i) make any change to the preceding amendment and waiver provisions.

Section 9.03. Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Trust in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trust may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                 SUBORDINATION

Section 10.01. Agreement to Subordinate.

     The Trust agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by and all Obligations relating to the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02. Liquidation; Dissolution; Bankruptcy.

     Upon any distribution to creditors of the Trust or the Guarantors in a liquidation or dissolution of the Trust or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Trust or its property, in an assignment for the benefit of creditors or any marshaling of the Trust's assets and liabilities:

           (i) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes, including, without limitation, any redemption, defeasance or other acquisition of the Notes (except that Holders may receive and retain

      (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

           (ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section
      8.01 hereof), as their interests may appear.

Section 10.03. Default on Designated Senior Debt.

     (a) The Trust and the Guarantors may not, directly or indirectly, make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

           (i) a default in the payment of any principal of, premium, if any, interest or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period (a "Payment Default"); or

           (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person (or their Representative, if applicable) who may give it pursuant to Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     (b) The Trust may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

           (i) the date upon which the default referred to in Section 10.03(i) or (ii) hereof is cured or waived, or

           (ii) in the case of a default referred to in Section 10.03(ii) hereof, the 179th day after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of such Designated Senior Debt has been accelerated or a Payment Default has occurred.

Section 10.04. Acceleration of Securities.

     If payment of the Notes is accelerated because of an Event of Default, the Trust shall promptly notify holders of Senior Debt of the acceleration.

Section 10.05. When Distribution Must Be Paid Over.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Trust or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06. Notice by Trust.

     The Trust shall promptly notify the Trustee and the Paying Agent of any facts known to the Trust that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.07. Subrogation.

     After all Senior Debt is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Trust and Holders of Notes, a payment by the Trust on the Notes.

Section 10.08. Relative Rights.

     This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

      (i) impair, as between the Trust and Holders of Notes, the obligation of the Trust, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

      (ii) affect the relative rights of Holders of Notes and creditors of the Trust other than their rights in relation to holders of Senior Debt; or

      (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

     If the Trust fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09. Subordination May Not Be Impaired by Trust.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Trust or any Holder or by the failure of the Trust or any Holder to comply with this Indenture.

Section 10.10. Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Trust referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Trust, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11. Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations
with respect to the Notes to violate this Article 10.   Only the Trust (but
only with respect to a default described in Section 10.03(a)(i) hereof) or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12. Authorization to Effect Subordination.

     Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.08 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13. Amendments.

     The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                  ARTICLE 11.
                             SUBSIDIARY GUARANTEES

Section 11.01. Guarantee.

     Subject to this Article 11, each Guarantor that becomes party to this Indenture hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Trust hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Trust to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     Each Guarantor that becomes party to this Indenture hereby agrees that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Trust, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor that becomes party to this Indenture hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Trust, any right to require a proceeding first against the Trust, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     If any Holder or the Trustee is required by any court or otherwise to return to the Trust, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Trust or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each Guarantor that becomes party to this Indenture agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each such Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.02. Subordination of Subsidiary Guarantee.

     The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be subordinated to the payment in full of all Senior Debt of that Guarantor. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

Section 11.03. Limitation on Guarantor Liability.

     Each Guarantor that becomes party to this Indenture, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agrees that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04. Execution and Delivery of Subsidiary Guarantee and Supplemental Indenture.

     To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor that becomes party to this Indenture hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that such Guarantor shall become party to, and bound by the terms of, this Indenture by execution on behalf of such Guarantor by its President or one of its Vice Presidents of a Supplemental Indenture in the form of Exhibit F hereto.

     Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on a Supplemental Indenture or on a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed or at the time the Trustee accepts delivery of the executed Subsidiary Guarantee and Supplemental Indenture, the Subsidiary Guarantee shall be valid nevertheless.

     In the event that the Trust creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.18 hereof, the Trust shall cause such Subsidiaries to execute Supplemental Indentures to this Indenture in the form of Exhibit F hereto and Subsidiary Guarantees in the form of Exhibit E hereto in accordance with Section 4.18 hereof and this
Article 11, to the extent applicable.

                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02. Notices.

     Any notice or communication by the Trust or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Trust:

            Venture Holdings Trust
            33662 James J. Pompo Drive
            P.O. Box 278
            Fraser, MI 48026-0278
            Telecopier No.: (810) 294-1960
            Attention: Chief Financial Officer

     With a copy to:

            Paul Lieberman, P.C.
            1471 S. Woodward, Suite 250
            Bloomfield Hills, MI 48302
            Telecopier No.: (248) 335-4689

     If to the Trustee:

            The Huntington National Bank
            41 South High Street
            Columbus, OH 43215
            Attention: Corporate Trust Department
            Telecopier No.: (614) 480-5223

The Trust or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Trust mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Trust, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Trust to the Trustee to take any action under this Indenture, the Trust shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section  314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator, stockholder, manager, member, partner, trustee, beneficiary, special advisor or member of the successor special advisor group of the Trust or any Guarantor, as such, shall have any liability for any obligations of the Trust or the Guarantors under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Trust or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

     All agreements of the Trust in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.02.

Section 12.11. Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

     The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                              SIGNATURES

                              VENTURE HOLDINGS TRUST



                              By: /s/ JAMES E. BUTLER, JR.
                                  ------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer


                              VEMCO, INC.



                              By: /s/ JAMES E. BUTLER, JR.
                                  ------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer


                              VENTURE INDUSTRIES CORPORATION



                              By: /s/ JAMES E. BUTLER, JR.
                                  ------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer


                              VENTURE HOLDINGS CORPORATION



                              By: /s/ JAMES E. BUTLER, JR.
                                  ------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer


                              VENTURE LEASING COMPANY


                              By: /s/ JAMES E. BUTLER, JR.
                                  ------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer

                              VENTURE MOLD & ENGINEERING CORPORATION



                              By: /s/ JAMES E. BUTLER, JR.
                                  -------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer


                              VENTURE SERVICE COMPANY



                              By: /s/ JAMES E. BUTLER, JR.
                                  -------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer


                              EXPERIENCE MANAGEMENT LLC



                              By: /s/ JAMES E. BUTLER, JR.
                                  -------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer


                              VENTURE EU CORPORATION



                              By: /s/ JAMES E. BUTLER, JR.
                                  -------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer


                              VENTURE EUROPE, INC.



                              By: /s/ JAMES E. BUTLER, JR.
                                  -------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer

                              VENTURE HOLDINGS COMPANY LLC



                              By: /s/ JAMES E. BUTLER, JR.
                                  ------------------------------
                              Name:   James E. Butler, Jr.
                              Title:  Chief Financial Officer


                              THE HUNTINGTON NATIONAL BANK



                              By: /s/ RUTH F. SOWERS
                                  ------------------------------
                              Name:   Ruth F. Sowers
                              Title:  Authorized Signer

                                                                       EXHIBIT A

                                 [Face of Note]

                                                         CUSIP/CINS ____________


                     12% Senior Subordinated Notes Due 2009

NO. ___                                                            $____________


                             VENTURE HOLDINGS TRUST

promises to pay to _____________________________________________________________

or registered assigns, _________________________________________________________

the principal sum of ___________________________________________________________

Dollars on June 1, 2009.

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and November 15

Dated: _______________, 1999.

                              VENTURE HOLDINGS TRUST


                              By:
                                  ___________________________
                              Name:  James E. Butler, Jr.
                              Title:  Chief Financial Officer

This is one of the Notes referred to
in the within-mentioned Indenture:

THE HUNTINGTON NATIONAL BANK,
     as Trustee


By:
   __________________________
Authorized Signatory

                                 [Back of Note]

                     12% Senior Subordinated Notes due 2009

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE 2 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.](1)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](2)

     "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE

(1)    To be included only on Global Notes.
(2) To be included only on Global Notes deposited with the DTC as Depositary.

OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER PROVIDES TO THE TRUSTEE FOR THE NOTES A LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF THE LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THE NOTES), (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON CERTIFICATES AND AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), AS LONG AS THE REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE." (3)

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Venture Holdings Trust (the "Trust"), promises to pay interest on the principal amount of this Note at 12% per annum from December 1, 1999 until maturity and shall pay the Liquidated Damages payable pursuant to
Section 4 of the Registration Rights Agreement referred to below. The Trust will pay interest and Liquidated Damages semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding interest

(3)    To be included only on Restricted Global Notes or Restricted Definitive
       Notes.

Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 1999. The Trust shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Trust will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, Liquidated Damages, if any, and interest at the office or agency of the Trust maintained for such purpose within or without the City and State of New York, or, at the option of the Trust, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which hold greater than $1.0 million aggregate principal amount of Notes and which shall have provided wire transfer instructions to the Trust or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, the Huntington National Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Trust may change any Paying Agent or Registrar without notice to any Holder. The Trust or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Trust issued the Notes under an Indenture dated as of May 27, 1999 ("Indenture") between the Trust and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Trust limited to $175 million in aggregate principal amount $125 million of which was originally issued under the Indenture.

     5. Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Trust shall not have the option to redeem the Notes prior to June 1, 2004. Thereafter, the Trust shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:


Year                 Percentage
----                 ----------
2004                 106.000%
2005                 104.000%
2006                 102.000%
2007 and thereafter  100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to June 1, 2002, the Trust may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price equal to 112.000% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with net cash proceeds from an Equity Offering; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further that such redemption occurs within 120 days of the date of the closing of such Equity Offering.

     6. Mandatory Redemption.
     Except as set forth in paragraph 7 below, the Trust shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. Repurchase at Option of Holder.

     (a) If there is a Change of Control, the Trust shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 20 days following any Change of Control, the Trust shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Trust or a Restricted Subsidiary consummates any Asset Sales, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Trust shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes, including Additional Notes, if any, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Trust or any Restricted Subsidiary may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes, including Additional Notes, if any, surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Trust prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Trust may require a Holder to pay any taxes and fees required by law or permitted by the indenture. the trust need not exchange or register the transfer of any note or portion of a note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Trust need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Subordination. The Notes are subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full of all Senior Debt of the Trust and Guarantors. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Trust agrees and each Holder of Notes by accepting a Note consents and agrees to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

     11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Trust's obligations to Holders of the Notes in case of a successor to the Trust, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

         13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages with respect to the Notes (whether or not prohibited by Article 10 of the Indenture);
(ii) default in payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture) when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Trust or any Restricted Subsidiary to comply with Section 4.11 or 4.16 of the Indenture; (iv) failure by the Trust or any Restricted Subsidiary for 60 days after notice to the Trust by the Trustee or the Holders of at least 25% in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class to observe or perform any other agreement in the Indenture or by Larry J. Winget to observe and perform any covenant or agreement contained in the Corporate Opportunity Agreement; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Trust or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Trust or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a Payment Default, as defined in Section 6.01(e) of the Indenture or
(b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Trust or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed or bonded) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10 million; (vii) any Subsidiary Guarantee is terminated for any reason not permitted by the Indenture, or any Guarantor or any Person acting on behalf of any Guarantor denies such Guarantor's obligations under its respective Subsidiary Guarantee or
(viii) certain events of bankruptcy or insolvency with respect to the Trust or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Trust is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Trust is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         14. TRUSTEE DEALINGS WITH TRUST. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Trust or its Affiliates, and may otherwise deal with the Trust or its Affiliates, as if it were not the Trustee.

         15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, manager, member, partner, trustee, beneficiary, special advisor or member of the successor special advisor group of the Trust, as such, shall not have any liability for any obligations of the Trust under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Trust has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Trust will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                                    Venture Holdings Trust
                                    33662 James J. Pompo Drive
                                    P.O. Box 278
                                    Fraser, MI 48026-0278
                                    Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:  _________________________________
                                                 (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint  _______________________________________________________
to transfer this Note on the books of the Trust. The agent may substitute another to act for him.

Date:

                    Your Signature:  ___________________________________________
                    (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*:  _____________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Trust pursuant to Section 4.11 or 4.16 of the Indenture, check the appropriate box below:

                      [ ] Section 4.11                    [ ] Section 4.16

         If you want to elect to have only part of the Note purchased by the Trust pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                             $ ____________________

Date:

                    Your Signature:  ____________________
                    (Sign exactly as your name appears on the face of this Note)


                    Tax Identification No.:  ____________________


Signature Guarantee*:  ____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                            Principal Amount         Signature of
                        Amount of decrease in  Amount of increase in       of this Global Note   authorized officer of
                         Principal Amount of    Principal Amount of      following such decrease    Trustee or Note
   Date of Exchange       this Global Note        this Global Note            (or increase)            Custodian
   ----------------      --------------------   ---------------------    -----------------------  ----------------------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Venture Holdings Trust
33662 James J. Pompo Drive
P.O. Box 278
Fraser, MI 48026-0278

[Registrar address block]

                  Re:  12% Senior Subordinated Notes Due 2009

Reference is hereby made to the Indenture, dated as of May 27, 1999 (the "Indenture"), between Venture Holdings Trust, as issuer (the "Trust"), and The Huntington National Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) [ ] such Transfer is being effected to the Trust or a subsidiary thereof;
                                       or

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of

Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trust.

                                       _________________________________________
                                            [Insert Name of Transferor]


                                       By:  ____________________________________
                                            Name:
                                            Title:
Dated:  _____________________

                       ANNEX A TO CERTIFICATE OF TRANSFER


         1.       The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

                 (a)      [ ]        a beneficial interest in the:

                          (i)      [ ]     144A Global Note (CUSIP ), or

                          (ii)     [ ]     Regulation S Global Note (CUSIP ), or

                          (iii)    [ ]     IAI Global Note (CUSIP ); or

                 (b)      [ ]        a Restricted Definitive Note.

         2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                 (a)      [ ]        a beneficial interest in the:

                          (i)      [ ]     144A Global Note (CUSIP ), or

                          (ii)     [ ]     Regulation S Global Note (CUSIP ), or

                          (iii)    [ ]     IAI Global Note (CUSIP ); or

                          (iv)     [ ]     Unrestricted Global Note (CUSIP ); or

                 (b)      [ ]        a Restricted Definitive Note; or

                 (c)      [ ]        an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Venture Holdings Trust
33662 James J. Pompo Drive
P.O. Box 278
Fraser, MI 48026-0278

[Registrar address block]


                  Re: 12% Senior Subordinated Notes due 2009

                              (CUSIP ____________)

Reference is hereby made to the Indenture, dated as of May 27, 1999 (the "Indenture"), between Venture Holdings Trust, as issuer (the "Trust"), and The Huntington National Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Trust.

                                      _________________________________________
                                             [Insert Name of Transferor]


                                       By: _____________________________________
                                           Name:
                                           Title:

Dated:  _______________________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Venture Holdings Trust
33662 James J. Pompo Drive
P.O. Box 278
Fraser, MI 48026-0278

[Registrar address block]


                  Re:  12% Senior Subordinated Notes due 2009

Reference is hereby made to the Indenture, dated as of May 27, 1999 (the "Indenture"), between Venture Holdings Trust, as issuer (the "Trust"), and The Huntington National Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a)      [ ]        a beneficial interest in a Global Note, or

         (b)      [ ]        a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Trust or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Trust a signed letter substantially in the form of this letter and , if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Trust to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Trust such certifications, legal opinions and other information as you and the Trust may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Trust are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                       _________________________________________
                                         [Insert Name of Accredited Investor]


                                       By:  ____________________________________
                                            Name:
                                            Title:
Dated:  _______________________________

                                                                       EXHIBIT E


                          FORM OF NOTATION OF GUARANTEE


For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 27, 1999 (the "Indenture") among Venture Holdings Trust and The Huntington National Bank, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Trust to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.


                                       [NAME OF GUARANTOR(S)]


                                       By:  ____________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this "Supplemental Indenture"), dated as of _____________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Venture Holdings Trust (the "Trust"), the other Guarantors (as defined in the Indenture referred to herein) and The Huntington National Bank, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

WHEREAS, the Trust has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 27, 1999 providing for the issuance of an aggregate principal amount of up to $175.0 million of 12% Senior Subordinated Notes due 2009 of which $125.0 million was issued on the date of the Indenture (the "Notes");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Trust's Obligations under the Notes and the Indenture and become party to such Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

         (a) Along with all Guarantors that become party to the Indenture, to jointly and severally and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Trust hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Trust to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Trust, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Trust, any right to require a proceeding first against the Trust, protest, notice and all demands whatsoever.

     (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

     (e) If any Holder or the Trustee is required by any court or otherwise to return to the Trust, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Trust or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

     (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

     (i) The Subsidiary Guarantees shall be subordinated to the extent and in the manner provided in Section 11.02 of the Indenture, to the prior payment in full of all obligations on Senior Guarantees.

     (j) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

     3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees (a) that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee;
(b) by execution of this Supplemental Indenture, to be party to, and bound by, the terms of the Indenture, as supplemented hereby; and (c) that if an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed or at the time the Trustee accepts delivery of the executed Supplemental Indenture, this Supplemental Indenture shall be valid nevertheless.

     4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

     (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

           (i) subject to Sections 11.04 and 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Trust) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

           (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Trust and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary

Guarantees theretofore and thereafter issued in accordance with the terms of the indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Trust or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Trust or another Guarantor.

     5. RELEASES.

     (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Trust, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.11 of the Indenture. Upon delivery by the Trust to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Trust in accordance with the provisions of the Indenture, including without limitation Section 4.11 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

     (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

     6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder, manager, member, partner, trustee, beneficiary, special advisor, member of the successor special advisor group, or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Trust or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF

CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Trust.

     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS SUPPLEMENTAL INDENTURE TO BE DULY EXECUTED AND ATTESTED, ALL AS OF THE DATE FIRST ABOVE WRITTEN.

DATED:  _______________, ____

                              [GUARANTEEING SUBSIDIARY]


                              BY: _______________________________
                              NAME:
                              TITLE:


                              VENTURE HOLDINGS TRUST


                              BY: _______________________________
                              NAME:
                              TITLE:


                              [EXISTING GUARANTORS, IF ANY]


                              BY:_________________________________
                              NAME:
                              TITLE:


                              THE HUNTINGTON NATIONAL BANK,
                                   AS TRUSTEE


                              BY:________________________________
                              AUTHORIZED SIGNATORY

                                                                       EXHIBIT G




                        [OPINION OF SPECIAL TAX COUNSEL]



TO THE TRUSTEE:

LADIES AND GENTLEMEN:

     WE HAVE ACTED AS SPECIAL TAX COUNSEL TO VENTURE HOLDINGS TRUST, A TRUST ORGANIZED UNDER THE LAWS OF MICHIGAN, AND ITS SUCCESSORS (THE "TRUST"), IN CONNECTION WITH THE EXECUTION OF THE $125,000,000 11% SENIOR NOTES DUE 2007 AND $125,000,000 12% SENIOR SUBORDINATED NOTES DUE 2009 (COLLECTIVELY, THE "NOTES") BY THE TRUST IN FAVOR OF VARIOUS ENTITIES PURSUANT TO AN INDENTURE (THE "INDENTURE"), DATED AS OF MAY 27, 1999, AMONG THE TRUST AND THE HUNTINGTON NATIONAL BANK, AS TRUSTEE. THIS OPINION IS DELIVERED PURSUANT TO SECTION 4.07 OF THE INDENTURE. CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE INDENTURE.

     WE HAVE EXAMINED (I) THE VENTURE TRUST AGREEMENT (THE "TRUST AGREEMENT"), DATED AS OF DECEMBER 28, 1987, BETWEEN CITIZENS COMMERCIAL & SAVINGS BANK, A MICHIGAN CORPORATION, AS TRUSTEE, AND LARRY J. WINGET, AS SETTLOR, AS AMENDED BY FIRST AMENDMENT TO VENTURE HOLDINGS TRUST, DATED APRIL 5, 1990, AS AMENDED BY SECOND AMENDMENT TO VENTURE HOLDINGS TRUST, DATED OCTOBER 29, 1993, AS AMENDED AND RESTATED IN ITS ENTIRETY AS OF FEBRUARY 16, 1994, AS AMENDED, (II) THE NOTES, (III) THE INDENTURE AND (IV) SUCH FURTHER DOCUMENTS, AND MADE SUCH FURTHER INVESTIGATIONS AS WE DEEM NECESSARY IN ORDER TO RENDER THE OPINION SET FORTH BELOW. IN ADDITION, WE HAVE REVIEWED THE PERTINENT STATUTES, REGULATIONS, PROPOSED REGULATIONS, CASE LAW AND RULINGS.

     BASED ON THE FOREGOING, WE ARE OF THE OPINION THAT:

     AS OF THE DATE HEREOF, THE TRUST AND EACH OF THE INVESTEE COMPANIES WILL BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS PASS-THROUGH ENTITIES.

     THE BENEFICIARIES OF THE TRUST SHALL BE TREATED AS THE OWNERS OF THE ENTIRE PORTION OF THE TRUST WHICH CONSISTS OF THE OWNERSHIP INTERESTS IN THE INVESTEE COMPANIES AND SHALL BE REQUIRED TO INCLUDE IN THEIR TAXABLE INCOME THE INCOME, DEDUCTIONS AND CREDITS OF THE TRUST ATTRIBUTABLE TO SUCH PORTION.


                                      G-1